Exhibit 10.3

COOPER (QINGDAO) TIRE CO., LTD.

CAPITAL INCREASE AGREEMENT

JANUARY 4, 2016

Capital Increase Agreement

This Capital Increase Agreement (this “Agreement”) is dated January 4, 2016 and made

BY AND AMONG:

(1)	Cooper Tire (China) Investment Co., Ltd. , a company duly registered and existing under the laws of the People’s Republic of China (“China” or “PRC”) and whose registered address is at F17, Kirin Plaza Building, 666 Gubei Road, Shanghai, PRC200336 (“Cooper”);

(2)	COOPER TIRE HOLDING COMPANY, a company duly registered and incorporated under the laws of State of Ohio, United States of America with its registered office at 701 Lima Avenue, Findlay, OH 45840 (“CTHC”);

(3)	Qingdao Yiyuan Investment Co., Ltd. , a company duly registered and existing under the laws of China and whose registered address is at no. 207 Tianxin Road, Mingcun Town, Pingdu, Qingdao (“Yiyuan”) ; and

(4)	Cooper (Qingdao) Tire Co., Ltd , a company duly registered and existing under the laws of China and whose registered address is at No. 210 Tianxin Road, Mingcun Town, Pingdu, Qingdao (the “Company”).

Cooper, CTHC, Yiyuan and Company are each hereinafter referred to individually as a “Party” and collectively as the “Parties”.

RECITAL

WHEREAS, as of the date of this Agreement, the total investment of the Company is RMB 1,050,000,000 and its registered capital is RMB 350,000,000. Cooper owns 51.86% of the equity interest of the Company, while CTHC owns 4.32% and Yiyuan owns 43.82%;

WHEREAS, the Company contemplates to increase its registered capital from RMB 350,000,000 to RMB 438,236,991 where Cooper and CTHC will subscribe the entire incremental registered capital at premium to own 60% and 5% of the registered capital of the Company respectively. Upon completion of such capital increase (hereinafter “Capital Increase”), Yiyuan will own 35% of the equity interest of the Company;

WHEREAS, the board of the directors of the Company has resolved that such Capital Increase is beneficial to the Company and shall proceed accordingly by unanimous vote, and Yiyuan further agrees to waive its right of first refusal with respect to the subscription of Capital Increase; and

WHEREAS, the Parties further agree to enter into the amendments to the joint venture contract dated January 4, 2016 (the “JVC”) and the amendments to the articles of association dated January 4, 2016 (the “AOA”) (the amendments of the JVC and the AOA, collectively, the “Amendments”) of the Company to reflect the changes regarding to the Capital Increase.

NOW, THEREFORE, in consideration of mutual promises and other valuable consideration, the Parties hereto agree as follows:

CLAUSE I CAPITAL INCREASE

1.1	Capital Increase

Subject to the terms and conditions of this Agreement, the Company will issue the Additional Registered Capital for RMB 88,236,991 the “Capital Increase Amount”), and Cooper and CTHC hereby agree to purchase such Additional Registered Capital in an amount of RMB 323,076,923 and RMB 26,923,077, respectively, at premium (hereinafter the “Capital Injection Amount”).

1.2	Yiyuan’s Waiver of Right of First Refusal

Yiyuan hereby irrevocably waives its right of first refusal with respect to the Capital Increase and agrees that Cooper and CTHC will subscribe the entire Capital Increase Amount at premium by injecting the entire Capital Injection Amount. Yiyuan shall have no right or claim against Cooper, CTHC or the Company in relation to such Capital Increase.

Yiyuan further acknowledges that upon the completion of the Capital Increase, its shareholding in the Company shall be diluted from 43.82% to 35% due to the \subscription of the Capital Increase Amount by Cooper and CTHC.

1.3	Use of Capital Injection Amount

RMB 88,236,991 out of the Capital Injection Amount shall be injected to the Company as the registered capital, while the remaining amount shall be contributed to the capital reserve fund of the Company as capital surplus (the “Capital Surplus”).

CLAUSE II CAPITAL SURPLUS

2.1	Use of Capital Reserve Fund. The capital reserve fund shall be used to (a) expand the production and business sale, (b) increase the registered capital, and (c) make up the loss of the Company in accordance with the Company Law of the PRC. However, Capital Surplus is prohibited from being applied to make up the loss of the Company.

2.2	Conversion of the Capital Surplus. Upon the resolution of the board of the directors of the Company, the Capital Surplus should be converted into the registered capital of the Company and being subscribed by each Party in accordance with its respective shareholding at the time in the Company.

CLAUSE III POST CAPITAL INCREASE SHAREHOLDING STRUCTURE OF THE COMPANY

3.1	Registered Capital of the Company after Capital Increase

After the Capital Increase, the registered capital of Company is RMB 438,236,991.

The total investment of the Company is RMB 1,314,710,973 .

3.2	Parties’ Respective Shareholding after Capital Increase

Upon the completion of the Capital Increase, the Parties’ respective shareholding in the Company is as follows:

Party	Capital Contribution	Shareholding
Cooper	RMB 262,942,195	60%
CTHC	RMB 21,911,850	5%
Yiyuan	RMB 153,382,946	35%

CLAUSE IV GOVERNMENT APPROVAL AND REGISTRATION

4.1	Filing with Approval Authorities

With the assistance of the Parties, the Company shall prepare any documents required to be submitted to local branch of the China Ministry of Commerce (the “MOC’) and the State Administration of Industry and Commerce (collectively with the MOC, the “Approval Authorities”) for the approval and the registration for the Capital Increase, and file such necessary documents with the Approval Authorities on the date of this Agreement.

4.2	Filing Documents

The following documents should be executed and submitted for the filing with the Approval Authorities:

(a)	a copy of the application form for the capital increase;

(b)	a copy of the feasibility study (or a project report) for the Capital Increase;

(c)	a copy of the board resolution of the Company approving the Capital Increase under this Agreement and the execution of this Agreement;

(d)	a copy of the capital increase agreement executed by the parties;

(e)	copies of the JVC, AOA and the Amendments;

(f)	a copy of the opinion from the relevant authorities if the Capital Increase involves urban planning, land, environmental, public safety and fire protection issues; and

(g)	any other documents requested by the Approval Authorities.

CLAUSE V CONDITIONS PRECEDENT TO THE CLOSING

5.1	Condition Precedents to the Closing.

Cooper and CTHC’s obligations of injecting the Capital Injection Amount and the unpaid registered capital from the current registered capital of the Company, i.e., RMB149,917,301 (the “Unpaid Registered Capital”), pursuant to Clause 6.2 is conditional upon the satisfaction, or unless otherwise waived by Cooper or CTHC, of any and all of the following conditions:

5.1.1	this Agreement, the ETA, the JVC, and the Amendments are duly approved by and registered with the Approval Authorities;

5.1.2	an approval certificate issued by the MOC indicating that Cooper and CTHC respectively own 60% and 5% of equity interest of the Company;

5.1.3	a newly issued business license from the AIC indicating a new registered capital in an amount of RMB438,236,991 (the “New Business License”);

5.1.4	the due execution of the Amendments by and between the Company, Cooper, CTHC and Yiyuan in a form and substance as set forth in Exhibit A;

5.1.5	the board of directors of the Company have adopted an unanimous resolution approving the Capital Increase under this Agreement and the execution of this Agreement in a form and substance as set forth in Exhibit B; and

5.1.6	the Company and Yiyuan have duly performed and complied with all covenants, obligations and agreements contemplated under this Agreement and the ETA.

5.2	Yiyuan’s Covenant

Yiyuan hereby undertakes to work with Cooper and CTHC in good faith and cooperate with Cooper and CTHC by taking necessary actions and executing documents required by Cooper and CTHC for the purpose of the Capital Increase until its completion.

CLAUSE VI CLOSING

6.1	Closing

Upon the fulfillment of the conditions set forth under Clause 5.1 hereof or waiver of same by Cooper and CTHC (the “Closing”), Cooper and CTHC shall make the Capital

Injection Amount and the Unpaid Registered Capital in accordance with the timetable in Article 6.2 to the bank account subsequently designated by the Company.

6.2	Capital Injection Timetable

The Parties agree that the Capital Injection Amount and the Unpaid Registered Capital shall be injected by Cooper and CTHC by installment based on the operation and business necessity in accordance with the timetable below:

6.2.1	within 30 days after the issuance of the New Business License , Cooper shall inject RMB 323,023,487 and CTHC shall inject RMB 26,918,624;

6.2.2	within 210 days after the issuance of the New Business License, Cooper shall inject RMB 138,438,637 and CTHC shall inject RMB 11,536,553;

The Parties further agree that Cooper and CTHC have the right (but not the obligation) to accelerate the injection of the Capital Injection Amount at their sole discretions based on the operation and business necessity.

6.3	Investor’s Certificate

Within three (3) days after the receipt of each capital injection from Cooper and CTHC, the Company shall issue an investment certificate indicating the following information of the Company: (a) the name, (b) the incorporation date, (c) the registered capital, (d) name of the investor, (e) capital injection by cash, (f) the amount and the date for the capital injection and (g) the date of the investor certificate and apply the official chop of the Company as the evidence of Cooper and CTHC’s capital injection.

CLAUSE VII TERMINATION

7.1	Termination

This Agreement constitutes the binding and irrevocable agreement of the Parties to consummate the transactions contemplated hereby, and this Agreement may be terminated only as follows:

7.1.1	By the written consent of all Parties;

7.1.2	By Cooper, if Cooper and CTHC exercise its right under Article 10 of the equity transfer agreement executed by and among the Parties and LI Xinhu dated January 4, 2016 (the “ETA”); or

7.1.3	By any Party, if the JVC is terminated.

7.2	Effect of Termination

In the event of a termination of this Agreement pursuant to this Clause VII, each Party shall pay its own costs and expenses incurred in connection with this Agreement, and no Party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other Party or Parties for any costs, expenses, damage or loss of anticipated profits hereunder. Notwithstanding the foregoing, the Parties shall retain any and all rights in connection with a breach of any covenant, obligation or agreement hereunder.

CLAUSE VIII GOVERNING LAW AND DISPUTE RESOLUTION

The formation, validity, interpretation, execution, enforcement, amendment and termination of this Agreement shall be governed by the laws of China. Any dispute arising from or related to this Agreement shall be settled in accordance with the dispute resolution section of the JVC by and between the Parties.

CLAUSE IX MISCELLANEOUS

9.1	Effectiveness

This Agreement shall become effective upon the approval by the Approval Authorities.

9.2	Expenses

Unless otherwise expressly agreed upon by the Parties, expenses incurred by each Party in connection with the transaction contemplated by this Agreement shall be borne by such Party.

9.3	Entire Agreement

This Agreement and the ETA constitute the entire agreement between the Parties relating to the subject matter of this Agreement at the date of this Agreement, and supersede any previous written or oral agreement between the Parties in relation to the Capital Increase.

9.4	Waiver

No failure to exercise, and no delay in exercising, on the part of any Party of any right or remedy under this Agreement shall operate as a waiver of such right or remedy nor shall any single or partial exercise of any right or remedy preclude the exercise of any other right or remedy.

9.5	Notices

Except where specifically provided otherwise, all notices and other communications authorized hereunder shall be given in writing to the person listed below either by personal delivery to said person, by registered or certified mail, return receipt requested, or by courier. Notices sent via facsimile must be confirmed through personal delivery of the original by means of at least one of the methods outlined herein. Any changes to the contact information of a Party below shall be effective upon a written notice to the other Parties.

Cooper

Address: F17, Kirin Plaza Building, 666 Gubei Road, Shanghai, PRC 200336

Tel: 021-61273399

Fax: 021-62086722

Attn: Mr. Aaron Hu

CTHC

Address: 701 Lima Avenue, Findlay, OH, U.S.A.

Tel: 419.420.6059

Fax: 419.831.6940

Attn: Stephen Zamansky

Yiyuan

Address: 207 Tianxin Road, Mingcun Town, Pingdu, Qingdao

Tel: (86)532-81638575

Fax: (86)532-68862860

Attn: Mr. Geng Ming

The Company

Address: No. 210 Tianxin Road, Mingcun Town, Pingdu, Qingdao

Tel: (86)532-86318166

Fax: (86)532-86318117

Attn: Mr. Wang Shunguo

9.6	Modification and Amendment

No amendment or modification of this Agreement, whether by way of addition, deletion or other change of any of its terms, shall be valid or effective unless a variation is agreed to in writing and signed by authorized representatives of each of the Parties.

9.7	Successors

This Agreement shall inure to the benefit of and be binding upon each of the Parties and their respective successors.

9.8	Severability

If at any time any provision in this Agreement is or becomes illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such provision or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected.

9.9	Language

This Agreement is being executed both in English and Chinese, and both versions shall have equal effect. In case of any discrepancy, the Chinese version of this Agreement shall prevail.

9.10	Counterparts

This Agreement is made in seven (7) original counterparts in Chinese, and four (4) original counterparts in English with each Party holding one (1) original in Chinese and English and the rest for approval and registration purposes.

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IN WITNESS WHEREOF, this Agreement has been executed by the duly authorized representatives of the Parties on the date first above written.

Cooper Tire (China) Investment Co., Ltd.

By:	/s/ Allen Tsaur
Name:	Allen Tsaur
Title:	Chairman

Cooper Tire Holding Company

By:	/s/ Jack Jay McCracken
Name:	Jack Jay McCracken
Title:	Assistant Secretary

Qingdao Yiyuan Investment Co., Ltd.

By:
Name:
Title:	Legal Representative

Cooper Qingdao Tire Co., Ltd

By:	/s/ Allen Tsaur
Name:	Allen Tsaur
Title:	Chairman

SIGNATURE PAGE TO CAPITAL INCREASE AGREEMENT

EXHIBIT A

AMENDMENTS

AMENDMENT TO THE JOINT VENTURE CONTRACT OF

COOPER (QINGDAO) TIRE CO., LTD

Cooper (Qingdao) Tire Co., Ltd. (the “Company”) is a Sino-foreign equity joint venture company established by Qingdao Yiyuan Investment Co., Ltd., Cooper Tire (China) Investment Co., Ltd. and Cooper Tire Holding Company (collectively, the “Shareholders”) in Pingdu, Qingdao, Shandong Province, China. In accordance with the unanimous written resolution adopted by all directors of the Company on             , 201     and the consensus of the Shareholders, the Joint Venture Contract of the Company (the “JVC”) shall be amended as follows:

Article 5.1 of the JVC currently reads as follows:

“The Total Investment of the Joint Venture shall be Renminbi 1,050,000,000 (RMB1,050,000,000). The Registered Capital of the Joint Venture shall be Renminbi three hundred and fifty million (RMB 350,000,000).

Capital Structure of the Joint Venture.

(1)	Party A has contributed or subscribed for Renminbi 153,382,947, representing 43.82 percent (43.82%) of the Registered Capital;

(2)	Cooper has contributed or subscribed for Renminbi 181,492,664, representing 51.86 percent (51.86%) of the Registered Capital; and

(3)	CTHC has contributed or subscribed for Renminbi 15,124,389, representing 4.32 percent (4.32%) of the Registered Capital.”

Article 5.1 of the JVC shall be amended so as to read as follows:

“The Total Investment of the Joint Venture shall be Renminbi 1,314,710,973 (RMB1,314,710,973). The Registered Capital of the Joint Venture shall be Renminbi three hundred and fifty million (RMB438,236,991).

Capital Structure of the Joint Venture.

(1)	Party A has contributed or subscribed for Renminbi 153,382,946, representing 35 percent (35%) of the Registered Capital;

(2)	Cooper has contributed or subscribed for Renminbi 262,942,195, representing 60 percent (60%) of the Registered Capital; and

(3)	CTHC has contributed or subscribed for Renminbi 21,911,850, representing 5 percent (5%) of the Registered Capital.

Capital Injection Timetable of the Joint Venture.

(1)	within 30 days after the issuance of the new business license of the Joint Venture, Cooper shall inject RMB 323,023,487 and CTHC shall inject RMB 26,918,624; and

(2)	within 210 days after the issuance of the new business license of the Joint Venture, Cooper shall inject RMB 138,438,637 and CTHC shall inject RMB 11,536,553.”

All the other provisions of the JVC remain unchanged.

The foregoing amendment shall become effective upon approval by the relevant examination and approval authority in charge of such matter, and shall constitute an integral part of the JVC.

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IN WITNESS WHEREOF, each of the Parties has executed this Amendment or has caused this Amendment to be executed by its duly authorized officer or officers as of the date first above written.

Party A:

QINGDAO YIYUAN INVESTMENT CO., LTD.

By
Name:
Position:	Legal Representative

Party B:

COOPER TIRE (CHINA) INVESTMENT CO., LTD.

By	/s/ Allen Tsaur
Name:	Allen Tsaur
Position:	Chairman

COOPER TIRE HOLDING COMPANY

By	/s/ Jack Jay McCracken
Name:	Jack Jay McCracken
Position:	Assistant Secretary

SIGNATURE PAGE TO AMENDMENT TO EQUITY JOINT VENTURE CONTRACT

AMENDMENT TO THE ARTICLES OF ASSOCIATION OF

COOPER (QINGDAO) TIRE CO., LTD

Cooper (Qingdao) Tire Co., Ltd. (the “Company”) is a Sino-foreign equity joint venture company established by Qingdao Yiyuan Investment Co., Ltd., Cooper Tire (China) Investment Co., Ltd. and Cooper Tire Holding Company (collectively, the “Shareholders”) in Pingdu, Qingdao, Shandong Province, China. In accordance with the unanimous written resolution adopted by all directors of the Company on             , 201     and the consensus of the Shareholders, the Articles of Association of the Company (the “AOA”) shall be amended as follows:

Article 12 of the AOA currently reads as follows:

“The Total Investment of the Joint Venture shall be Renminbi 1,050,000,000 (RMB1,050,000,000). The Registered Capital of the Joint Venture shall be Renminbi three hundred and fifty million (RMB 350,000,000).

Capital Structure of the Joint Venture.

(1)	Party A has contributed or subscribed for Renminbi 153,382,947, representing 43.82 percent (43.82%) of the Registered Capital;

(2)	Cooper has contributed or subscribed for Renminbi 181,492,664, representing 51.86 percent (51.86%) of the Registered Capital; and

(3)	CTHC has contributed or subscribed for Renminbi 15,124,389, representing 4.32 percent (4.32%) of the Registered Capital.”

Article 12 of the AOA shall be amended so as to read as follows:

“The Total Investment of the Joint Venture shall be Renminbi 1,314,710,973 (RMB1,314,710,973). The Registered Capital of the Joint Venture shall be Renminbi three hundred and fifty million (RMB438,236,991).

Capital Structure of the Joint Venture.

(1)	Party A has contributed or subscribed for Renminbi 153,382,946, representing 35 percent (35%) of the Registered Capital;

(2)	Cooper has contributed or subscribed for Renminbi 262,942,195, representing 60 percent (60%) of the Registered Capital; and

(3)	CTHC has contributed or subscribed for Renminbi 21,911,850, representing 5 percent (5%) of the Registered Capital.

Capital Injection Timetable of the Joint Venture.

(1)	within 30 days after the issuance of the new business license of the Joint Venture, Cooper shall inject RMB 323,023,487 and CTHC shall inject RMB 26,918,624; and

(2)	within 210 days after the issuance of the new business license of the Joint Venture, Cooper shall inject RMB 138,438,637 and CTHC shall inject RMB 11,536,553.”

All the other provisions of the AOA remain unchanged.

The foregoing amendment shall become effective upon approval by the relevant examination and approval authority in charge of such matter, and shall constitute an integral part of the AOA.

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IN WITNESS where this Amendment has been duly entered into by the Parties the day and year first above written.

Party A:

QINGDAO YIYUAN INVESTMENT CO., LTD

By
Name:
Position:	Legal Representative

Party B:

COOPER TIRE (CHINA) INVESTMENT CO., LTD.

By	/s/ Allen Tsaur
Name:	Allen Tsaur
Position:	Chairman

COOPER TIRE HOLDING COMPANY

By	/s/ Jack Jay McCracken
Name:	Jack Jay McCracken
Position:	Assistant Secretary

SIGNATURE PAGE TO AMENDMENT TO ARTICLES OF ASSOCIATION

EXHIBIT B

BOARD RESOLUTION OF THE COMPANY

COOPER (QINGDAO) TIRE CO., LTD

BOARD RESOLUTION

We, the undersigned, being the board members (the “Directors”) of Cooper (Qingdao) Tire Co., Ltd. (the “Company”), hereby consent to the following matters and adopt these resolutions in accordance with the Joint Venture Contract (“JVC”) of the Company, the Articles of Association (“AoA”) of the Company and the relevant laws and regulations of China on             , 201    :

RESOLVED that the registered capital of the Company shall be increased to RMB 438,236,991, and the total investment of the Company shall be increased to RMB1,314,710,973;

RESOLVED that a capital increase agreement shall be executed among all the shareholders of the Company, i.e., Qingdao Yiyuan Investment Co., Ltd., Cooper Tire (China) Investment Co., Ltd. and Cooper Tire Holding Company, to agree on certain terms and conditions for this capital increase;

RESOLVED that the JVC and AoA of the Company shall be amended accordingly, and the aforementioned amendments to JVC and AOA shall become effective upon approval by the relevant examination and approval authority in charge of such matter.

The above resolutions shall become effective upon due execution by all the directors as of the date first above written.

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IN WITNESS WHEREOF, the Directors of the Company have executed this Board Resolution as of             , 201    .

COOPER (QINGDAO) TIRE CO., LTD

By/ :
Name/ :
Title/ :	Chairman/

By/ :
Name/ :
Title/ :	Director/

By/ :
Name/ :
Title/ :	Director/